EXHIBIT 10.5

THIRD AMENDMENT TO LOAN AGREEMENT AND SETTLEMENT AGREEMENT

(Loan B)

THIS THIRD AMENDMENT TO LOAN AGREEMENT AND SETTLEMENT AGREEMENT (this “Agreement”) is made as of December 2, 2009, by and between SUNRISE CONNECTICUT AVENUE ASSISTED LIVING L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the “Borrower”) and CHEVY CHASE BANK, a division of Capital One, N.A. (“Lender”).

RECITALS

A.                Borrower obtained a loan from the Lender in the maximum principal amount of Ten Million and No/Dollars ($10,000,000.00) (“Loan B”) which was advanced pursuant to the provisions of a certain Loan Agreement dated August 28, 2007 by and between the Borrower and the Lender, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008 and that certain Second Amendment to Loan Agreement dated August 28, 2009 (the same, as amended by this Agreement and as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Loan Agreement”).

B.                 Loan B is evidenced by, and repaid with interest in accordance with the provisions of a Deed of Trust Note B dated August 28, 2007 from the Borrower payable to Lender in the principal amount of Ten Million and No/Dollars ($10,000,000.00) as amended by that certain First Amendment to Deed of Trust Note B dated August 28, 2009 and that certain Second Amendment to Deed of Trust Note B dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Note”).

C.                 Loan B is guaranteed by Sunrise Senior Living, Inc. a Delaware corporation (“Guarantor”), pursuant to the terms of that certain Guaranty of Payment dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment dated September 8, 2008, that certain Second Amendment to Guaranty of Payment dated August 28, 2009 and that certain Third Amendment to Guaranty of Payment dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Guaranty”).

D.                In connection with and in consideration of all the terms, conditions and settlements of this Agreement, the Borrower shall make a principal curtailment of Loan A (as defined in the Loan Agreement) in the amount of Five Million Dollars ($5,000,000) and Lender acknowledges that Guarantor has entered into that certain Restructure Term Sheet dated October 22, 2009 among Guarantor and certain lenders more particularly described therein (the “Restructure Term Sheet”).

E.                 The Borrower has requested and the Lender has agreed to (i) waive the Event of Default caused by the Borrower’s failure to comply with the occupancy requirement for the fiscal quarter ending September 30, 2009 and (ii) make such other changes and settlements as more particularly set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.                  Borrower and Lender agree that the Recitals above are a part of this Agreement.  Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.

2.                  The parties hereto acknowledge and agree (a) that the outstanding principal balance of Loan B as of the date hereof is $10,000,000, (b) that interest on the unpaid principal balance of Loan B has been paid through December 1, 2009, and (c) that the unpaid principal balance of Loan B, together with accrued and unpaid interest thereon, is due and owing subject to the terms of repayment hereinafter set forth, without defense or offset.

3.                  Borrower hereby acknowledges and agrees that pursuant to the terms of Section 7.30 (Occupancy Covenant) of the Loan Agreement prior to the amendment of such covenant pursuant to this Agreement, Borrower was required to maintain at all times, tested as of the end of each fiscal quarter during the term of each Loan, a minimum average daily occupancy of eighty-five percent (85%), measured on a unit basis (the “Occupancy Covenant”).  Pursuant to Section 9.3 of the Loan Agreement, the failure to comply with the Occupancy Covenant constitutes an Event of Default under each Loan Agreement.  Borrower and Lender hereby agree to waive the Event of Default caused by the Borrower’s failure to comply with the Occupancy Covenant for the fiscal quarter ending September 30, 2009.

4.                  Section 1.1 (Certain Defined Terms) of the Loan Agreement is hereby amended by amending and restating the definitions of “Debt Service” and “Net Operating Income” in their entirety as follows:

“Debt Service” means for any period of determination thereof an amount equal to the total of the aggregate amount of all payments of principal and interest with respect to the Term Loan and Loan A, excluding any balloon payment.

“Net Operating Income” means for any period of determination thereof an amount equal to the total of the sum of operating revenues less operating expenses.  For purposes hereof, operating expenses shall include all property operating expenses, maintenance and repair costs, leasing and administrative costs, Management Fees to the extent actually paid in cash and real estate taxes and insurance premiums with respect to the Property attributable to the period of determination.”

5.                  Section 7.1 (Financial Statements) of the Loan Agreement is hereby amended by adding the following subsection (k) in its entirety as follows:

“(k)      Concurrently with the delivery of the Guarantor quarterly statements required pursuant to subsection (c) of this Section 7.1, a compliance certificate of Borrower, in form and substance acceptable to Agent in its sole discretion, signed by an authorized officer of the managing member of Borrower, certifying compliance with Section 7.19 (Management), Section 7.29 (Debt Service Ratio), Section 7.30 (Occupancy) and Section 8.15 (Distributions) of the Loan Agreement, together with detailed supporting back-up information acceptable to Agent in its sole discretion.”

6.                  Section 7.19 (Management) of the Loan Agreement is hereby amended by adding a new subsection (b) in its entirety as follows:

 “(b)     Borrower shall be permitted to pay Management Fees under, or in connection with, the Management Agreement in cash and only to the extent the Borrower is in compliance with Section 7.29 and able to maintain a Debt Service Ratio for the Facility of not less than 1.0 to 1.0 after payment of such Management Fees subject to Borrower’s right to pay or cause payment of a portion of the principal amount of the Loan to cause compliance with such Debt Service Ratio and only upon delivery of a compliance certificate to Lender required pursuant to Section 7.1(c) of the Loan Agreement showing compliance with the terms and conditions of this Section 7.19.”

7.                  Section 7.29 (Debt Service Ratio) is hereby amended and restated in its entirety as follows:

“7.29   Debt Service Ratio.

Commencing with the quarter ending March 31, 2010, Borrower shall maintain, tested as of the end of each fiscal quarter during the term of the Loan, a Debt Service Ratio for the Facility of not less than 1.20 to 1.0 before payment of Management Fees.  If Borrower fails to achieve or provide evidence of achievement of this covenant to Lender, Borrower shall have the right, within twenty (20) days of such failure, to cure a default under this covenant by repaying or causing the repayment of a portion of the principal amount of Loan A such that the Debt Service Ratio, as computed on the reduced principal balance of Loan A, complies with this covenant.  For purposes of clarity, the Debt Service Ratio provided in this Section 7.29 will not be tested with respect to the fiscal quarter ending December 31, 2009.”

8.                  Section 7.30 (Occupancy Covenant) is hereby amended and restated in its entirety as follows:

“7.30   Occupancy Covenant.

Commencing with the quarter ending March 31, 2010, Borrower shall maintain at all times, tested as of the end of each fiscal quarter during the term of the Loan, a minimum average daily occupancy of eighty percent (80%), measured on a unit basis.  For purposes of clarity, the occupancy covenant provided in this Section 7.30 will not be tested with respect to the fiscal quarter ending December 31, 2009.”

9.                  Section 8.15 (Distributions) is hereby amended and restated in its entirety as follows:

“Pay distributions to members of Borrower; provided, however, commencing with the quarter ending March 31, 2010, Borrower shall be permitted to make distributions to its Sole Member only to the extent the Borrower is (i) in compliance with Section 7.29 and (ii) able to maintain a Debt Service Ratio for the Facility of not less than 1.0 to 1.0 after payment of the Management Fees and such distributions to its Sole Member.”

10.              The parties hereto acknowledge and agree that this Agreement represents a settlement agreement between the parties only as to the maturity of Loan B and the waiver of the Event of Default caused by the Borrower’s failure to comply with the Occupancy Covenant for the fiscal quarter ending September 30, 2009 and this Agreement does not represent a settlement agreement between the parties as to any other obligations of Borrower or Guarantor under Loan B or pursuant to the Financing Documents or as to Loan A or Loan B as a whole.

11.              Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Agreement, as amended hereby.  Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the obligations of Borrower under the Loan Agreement.  Except as expressly modified herein, the terms, provisions and covenants of the Loan Agreement are in all other respects hereby ratified and confirmed and remain in full force and effect.

12.              The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, a commitment fee in the aggregate amount of Seventy-Five Thousand and No/100 Dollars ($75,000.00) (the “Commitment Fee”) for Loan A and Loan B, $18,750 of which Commitment Fee is due and payable to MB Financial Bank, N.A and $56,250 of which Commitment Fee is due and payable to Lender, and the reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

13.              Nothing in this Agreement nor any subsequent conduct, actions, settlements or accommodations made by Lender shall constitute a waiver, amendment or termination of the terms, conditions, rights or remedies that Lender holds under the Financing Documents or in regard to any other direct or indirect obligation of Borrower to Lender. No failure or delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof or of any past, present or future defaults of Borrower, nor shall any single or partial exercise of any right, power or remedy or subsequent conduct, actions or accommodations made by Lender preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.  Lender expressly reserves and preserves all of its rights and remedies provided to it under the Financing Documents and available by law or in equity.  No notice to or demand upon Borrower in any instance shall, in itself, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstance without notice or demand.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims or counterclaims against (i) Lender, (ii) any obligations owed to Lender under the Financing Documents or (iii) Lender’s respective officers, directors, employees, attorneys, representatives, predecessors, successors and assigns (the foregoing jointly “Lender’s Representatives”) with respect to Loan B, the Financing Documents, or this Agreement, and that if Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against Lender or Lender’s Representatives, whether known or unknown, all of them are hereby expressly waived, released, acquitted and forever discharged and Borrower hereby releases Lender and Lender’s Representatives from any liability therefor.

14.              This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Borrower agrees that Lender may rely on a telecopy of any signature of Borrower.  Lender agrees that Borrower may rely on a telecopy of this Agreement executed by Lender.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date and year first written above.

BORROWER:

WITNESS OR ATTEST:                               SUNRISE CONNECTICUT AVENUE ASSISTED
LIVING, L.L.C.

By:      Sunrise Senior Living Investments, Inc., its
sole Member

 /s/ Uma Singh                                                  By:      /s/ Julie Pangelinan                          (SEAL)

                                                                                   Julie Pangelinan

                                                                                   Vice President

COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:

On December 18, 2009, before me,     Susan Timoner                      , a Notary Public in and for the Commonwealth shown above, appeared Julie Pangelinan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity as Vice President of Sunrise Senior Living Investments, Inc., sole Member of Sunrise Connecticut Avenue Assisted Living, L.L.C., and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Susan Timoner

Notary Public

My Commission Expires:          8/31/12

My Notarial Registration Number is:     132398

LENDER:

WITNESS:                                                      CHEVY CHASE BANK, as Agent and Lender

  /s/ Chris Turley_____________                      By:  /s/ Claude R. Sanders              (SEAL)

Claude R. Sanders

Senior Vice President

COMMONWEALTH/STATE OF    MD             , COUNTY/CITY OF   Montgomery  , TO WIT:

On December 18, 2009, before me,    Pauline C. Ralph                , a Notary Public in and for the Commonwealth shown above, appeared Claude R. Sanders, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as Senior Vice President of Chevy Chase Bank, a division of Capital One, N.A., and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Pauline C. Ralph

Notary Public

My Commission Expires:   6/1/10

My Notarial Registration Number is: